                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                                 TELLABS, INC.,



                             WHITE OAK MERGER CORP.



                                      AND



                               CIENA CORPORATION



                            DATED AS OF JUNE 2, 1998

                          AGREEMENT OF PLAN AND MERGER

                               TABLE OF CONTENTS

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         ARTICLE I
                                                              THE MERGER
Section 1.1      The Merger                                                                                         2
Section 1.2      Effective Time                                                                                     2
Section 1.3      Effects of the Merger; Directors and Officers                                                      2
Section 1.4      Charter and Bylaws; Directors and Officers                                                         2
Section 1.5      Conversion of Securities                                                                           3
Section 1.6      Parent to Make Certificates Available                                                              4
Section 1.7      Dividends; Transfer Taxes; Withholding                                                             4
Section 1.8      No Fractional Securities                                                                           5
Section 1.9      Return of Exchange Fund                                                                            6
Section 1.10     Adjustment of Exchange Ratio                                                                       6
Section 1.11     No Further Ownership Rights in Company
                 Common Stock                                                                                       6
Section 1.12     Closing of Company Transfer Books                                                                  6
Section 1.13     Lost Certificates                                                                                  7
Section 1.14     Further Assurances                                                                                 7
Section 1.15     Closing                                                                                            7

                                                              ARTICLE II
                                           REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Section 2.1      Organization, Standing and Power                                                                   8
Section 2.2      Capital Structure                                                                                  9
Section 2.3      Authority                                                                                         10
Section 2.4      Consents and Approvals; No Violation                                                              11
Section 2.5      SEC Documents and Other Reports                                                                   12
Section 2.6      Registration Statement and Joint Proxy
                 Statement                                                                                         13
Section 2.7      Absence of Certain Changes or Events                                                              13
Section 2.8      Permits and Compliance                                                                            14
Section 2.9      Tax Matters                                                                                       15
Section 2.10     Actions and Proceedings                                                                           16
Section 2.11     Certain Agreements                                                                                16
Section 2.12     ERISA                                                                                             16
Section 2.13     Compliance with Worker Safety and
                 Environmental Laws                                                                                17
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

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
Section 2.14     Labor Matters                                                                                     18
Section 2.15     Intellectual Property                                                                             18
Section 2.16     Opinion of Financial Advisor                                                                      19
Section 2.17     Required Vote of Parent Stockholders                                                              19
Section 2.18     Pooling of Interests; Reorganization                                                              19
Section 2.19     Brokers                                                                                           19
Section 2.20     Operations of Sub                                                                                 19

                                                             ARTICLE III
                                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1      Organization, Standing and Power                                                                  20
Section 3.2      Capital Structure                                                                                 20
Section 3.3      Authority                                                                                         21
Section 3.4      Consents and Approvals; No Violation                                                              22
Section 3.5      SEC Documents and Other Reports                                                                   23
Section 3.6      Registration Statement and Joint Proxy
                 Statement                                                                                         24
Section 3.7      Absence of Certain Changes or Events                                                              24
Section 3.8      Permits and Compliance                                                                            25
Section 3.9      Tax Matters                                                                                       26
Section 3.10     Actions and Proceedings                                                                           27
Section 3.11     Certain Agreements                                                                                27
Section 3.12     ERISA                                                                                             28
Section 3.13     Compliance with Worker Safety and
                 Environmental Laws                                                                                29
Section 3.14     Labor Matters                                                                                     30
Section 3.15     Intellectual Property                                                                             30
Section 3.16     Opinion of Financial Advisor                                                                      31
Section 3.17     State Takeover Statutes; Certain Charter
                 Provisions                                                                                        31
Section 3.18     Required Vote of Company Stockholders                                                             31
Section 3.19     Pooling of Interests; Reorganization                                                              31
Section 3.20     Brokers                                                                                           31
Section 3.21     Rights Agreement                                                                                  32

                                                              ARTICLE IV
                                              COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1      Conduct of Business Pending the Merger                                                            32
Section 4.2      No Solicitation                                                                                   36
Section 4.3      Third Party Standstill Agreements                                                                 37
Section 4.4      Pooling of Interests; Reorganization                                                              37

                                                              ARTICLE V
                                                        ADDITIONAL AGREEMENTS
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
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
Section 5.1      Stockholder Meetings                                                                              38
Section 5.2      Preparation of the Registration Statement
                 and the Joint Proxy Statement                                                                     39
Section 5.3      Intentionally Omitted                                                                             39
Section 5.4      Access to Information                                                                             39
Section 5.5      Compliance with the Securities Act                                                                40
Section 5.6      Current Nasdaq Quotation                                                                          40
Section 5.7      Fees and Expenses                                                                                 40
Section 5.8      Company Stock Plans.                                                                              44
Section 5.9      Reasonable Best Efforts; Pooling of
                 Interests                                                                                         44
Section 5.10     Public Announcements                                                                              46
Section 5.11     Real Estate Transfer and Gains Tax                                                                46
Section 5.12     State Takeover Laws                                                                               46
Section 5.13     Indemnification; Directors and Officers
                 Insurance                                                                                         46
Section 5.14     Notification of Certain Matters                                                                   47
Section 5.15     Employee Benefit Plans and Agreements                                                             47
Section 5.16     Rights Agreement                                                                                  48
Section 5.17     Directorships.                                                                                    48

                                                              ARTICLE VI
                                                  CONDITIONS PRECEDENT TO THE MERGER

Section 6.1      Conditions to Each Party's Obligation
                 to Effect the Merger                                                                              49
Section 6.2      Conditions to Obligation of the Company
                 to Effect the Merger                                                                              50
Section 6.3      Conditions to Obligations of Parent and
                 Sub to Effect the Merger                                                                          52

                                                             ARTICLE VII
                                                  TERMINATION, AMENDMENT AND WAIVER

Section 7.1      Termination                                                                                       54
Section 7.2      Effect of Termination                                                                             56
Section 7.3      Amendment                                                                                         57
Section 7.4      Waiver                                                                                            57

                                                             ARTICLE VIII
                                                          GENERAL PROVISIONS

Section 8.1      Non-Survival of Representations and
                 Warranties                                                                                        57
Section 8.2      Notices                                                                                           57
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
Section 8.3      Interpretation                                                                                    58
Section 8.4      Counterparts                                                                                      58
Section 8.5      Entire Agreement; No Third-Party
                 Beneficiaries                                                                                     58
Section 8.6      Governing Law                                                                                     58
Section 8.7      Assignment                                                                                        59
Section 8.8      Severability                                                                                      59
Section 8.9      Enforcement of this Agreement                                                                     59

                             TABLE OF DEFINED TERMS

Defined Term                                                                                                  Section
---------------------------------------------------------------------------------------------------------------------
Affiliate                                                                                                        5.7(b)(i)
Agreement Forepart
Blue Sky Laws                                                                                                    2.4
Certificate of Merger                                                                                            1.2
     Certificates                                                                                                1.6(b)
Closing                                                                                                          1.15
Code Recitals
Company  Forepart
Company Affiliate Letter                                                                                         5.5(a)
Company Annual Report                                                                                            3.2(b)
Company Business Personnel                                                                                       3.14
Company Bylaws                                                                                                   1.4(a)
Company Charter                                                                                                  1.4(a)
     Company Common Stock Recitals
Company Letter                                                                                                   3.2(c)
Company Multiemployer Plan                                                                                       3.12(c)
Company Permits                                                                                                  3.8(a)
Company Plan                                                                                                     3.12(c)
Company Preferred Stock                                                                                          3.2(a)
Company SEC Documents                                                                                            3.5
Company Stock Option Plans                                                                                       3.2(a)
     Company Stock Options                                                                                       3.2(a)
Company Stock Purchase Plan                                                                                      3.2(a)
Company Stockholder Meeting                                                                                      5.1
Confidentiality Agreement                                                                                        5.4
Constituent Corporations Forepart
D&O Insurance                                                                                                    5.13
DGCL                                                                                                             1.1
Effective Time                                                                                                   1.2
Environmental Laws                                                                                               2.13
ERISA                                                                                                            2.12(a)
     ERISA Affiliate                                                                                             2.12(c)
Exchange Act                                                                                                     2.4
Exchange Agent                                                                                                   1.6(a)
Exchange Fund                                                                                                    1.6(a)
Exchange Ratio                                                                                                   1.5(c)
Gains Taxes                                                                                                      5.11
Governmental Entity                                                                                              2.4
HSR Act                                                                                                          2.4
Intellectual Property Rights                                                                                     2.15(a)
IRS                                                                                                              2.9
Joint Proxy Statement                                                                                            2.6

Joint Venture                                                                                                    2.2(c)
     Knowledge of Parent                                                                                         2.8(b)
Knowledge of the Company                                                                                         3.8(b)
Material Adverse Change                                                                                          2.1
Material Adverse Effect                                                                                          2.1
Merger Recitals
NASDAQ                                                                                                           1.8
Noncompetition Agreements                                                                                        3.12(d)
Parent Forepart
Parent Acquisition Event                                                                                         5.7(d)
Parent Affiliate Letter                                                                                          5.5(b)
Parent Annual Report                                                                                             2.2(b)
Parent Business Personnel                                                                                        2.14
Parent Bylaws                                                                                                    2.4
Parent Charter                                                                                                   2.4
Parent Common Stock recitals
Parent Letter                                                                                                    2.2(c)
Parent Multiemployer Plan                                                                                        2.12(c)
Parent Permits                                                                                                   2.8(a)
Parent Plan                                                                                                      2.12(c)
Parent Preferred Stock                                                                                           2.2(a)
Parent SEC Documents                                                                                             2.5
Parent Stock Plans                                                                                               2.2(a)
Parent Stockholder Meeting                                                                                       5.1
Parent Takeover Proposal                                                                                         5.7(b)(ii)
Registration Statement                                                                                           2.3
Rights                                                                                                           3.2(a)
Rights Agreement                                                                                                 3.2(a)
Rule 145 Affiliates                                                                                              5.5(a)
SEC                                                                                                              2.2(b)
Securities Act                                                                                                   2.3
Share Issuance                                                                                                   2.3
State Takeover Approvals                                                                                         2.4
Stock Option Agreement Recitals
Stockholder Agreements Recitals
Stockholder Meetings                                                                                             5.1
Sub Forepart
Subsidiary                                                                                                       2.1
Substitute Option                                                                                                5.8
Superior Proposal                                                                                                4.2(a)
Surviving Corporation                                                                                            1.1
Takeover Proposal                                                                                                4.2(a)
Tax Return                                                                                                       2.9
Taxes                                                                                                            2.9
Termination Fee                                                                                                  5.7(c)
     Third Party                                                                                                 5.7(c)

Third Party Acquisition Event                                                                                    5.7(c)
Worker Safety Laws                                                                                               2.13

                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER, dated as of June 2, 1998 (this "Agreement"), among Tellabs, Inc., a Delaware corporation ("Parent"), White Oak Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and CIENA Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                               W I T N E S E T H:


                 WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

                 WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                 WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") in the form of the attached Exhibit A;

                 WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith certain stockholders and each of the directors of the Company are entering into stockholder agreements with Parent (the "Stockholder Agreements"), pursuant to which, among other things, each such stockholder and director (in such director's capacity as a stockholder) agrees to vote in favor of this Agreement and the Merger and against any competing proposals;

                 WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                 WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                 NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                 Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

                 Section 1.3 Effects of the Merger; Directors and Officers. The Merger shall have the effects set forth in this Agreement and in
Section 259 of the DGCL.

                 Section 1.4      Charter and Bylaws; Directors and Officers.
(a) At the Effective Time, the Third Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that (i) Article FOURTH of the Company Charter reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share". As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Amended and Restated By-laws of the Company (the "Company Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter.

                 (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                 Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                 (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                 (b) All shares of Company Common Stock, together with associated Rights (as hereinafter defined), that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock, together with the associated Rights, owned by Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                 (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)), together with the associated Rights, shall be converted into one (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable share of Parent Common Stock. All such shares of Company Common Stock and the associated Rights, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

                 Section 1.6 Parent to Make Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) for exchange with outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund.

                 (b) Exchange Procedures. Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this
Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled.

                 Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                 Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on The Nasdaq Stock Market ("NASDAQ") on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on NASDAQ on such date, the first date of trading of shares of Parent Common Stock on NASDAQ after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

                 Section 1.9      Return of Exchange Fund.   Any portion of the
Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                 Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

                 Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

                 Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                 Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                 Section 1.15 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                 Parent and Sub represent and warrant to the Company as follows:

                 Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the

State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable
(i) to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate or (ii) to the closing or the failure to close the merger contemplated in that certain Agreement of Plan of Merger dated as of February 16, 1998 among Parent, Cardinal Merger Co. and Coherent Communications Systems Corporation substantially on the terms set forth therein (so long as such closing or failure to close does not result in any material liability to Parent), shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the

Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                 Section 2.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Stock"). At the close of business on May 28, 1998, (i) 182,425,765 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Parent Preferred Stock were issued or outstanding, (iv) 10,194,606 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's benefit plans or arrangements or pursuant to any plans assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"), (v) 149,370 stock appreciation rights granted pursuant to the Parent Stock Plans and (vi) 11,772,949 shares of Parent Common Stock were reserved for issuance in connection with that certain Agreement and Plan of Merger dated as of February 16, 1998 among Parent, Cardinal Merger Co. and Coherent Communications Systems Corporation. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and
(ii) as set forth above, there are no options, warrants, calls, rights, puts or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

                 (b) As of the date of this Agreement, each outstanding share of capital stock (or other voting security or equity equivalent) of each material Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except for director or qualifying shares, each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended January 2, 1998, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                 (c) Section 2.2 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the "Parent Letter"), sets forth a list as of the date hereof of all Subsidiaries and Joint Ventures (as defined below) of Parent and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section 2.2 of the Parent Letter also sets forth as of the date hereof the nature and extent of the ownership and voting interests held by Parent in each such Joint Venture. As of the date hereof, Parent has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture. As used in this Agreement, "Joint Venture" means, with respect to a party, any corporation, limited liability company, partnership, joint venture or other entity which is not a Subsidiary of such party and in which (i) such party, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests (other than the ownership of securities primarily for investment purposes as part of routine cash management or investments of 1% or less in publicly traded companies), or (ii) such party or a Subsidiary of such party is a general partner.

                 Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, approved and adopted this Agreement in accordance with the DGCL, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, Parent has all requisite corporate power and authority to enter into the Stock Option Agreement, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

                 Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, and except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation, as amended, of Parent (the "Parent Charter") or the Amended and Restated By-laws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

                 Section 2.5 SEC Documents and Other Reports. Parent has timely filed all required documents with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since January 2, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements.

                 Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                 Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.7 of the Parent Letter, since January 2, 1998 (A) Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent or, through the date hereof, entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent,
(B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent, (C) through the date hereof, there has been no change in the capital stock of Parent except for the issuance of shares of Parent Common Stock pursuant to Parent Stock Plans and no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock, and (D) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

                 Section 2.8 Permits and Compliance. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                 (b) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.8 of the Parent Letter, as of the date hereof there is no contract or agreement that is or was required to be filed by Parent as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in Section
2.8 of the Parent Letter, as of the date hereof neither Parent nor any or its Subsidiaries is a party to or bound by any agreements evidencing, or guarantees relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $10,000,000. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or
Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of

Parent" means the actual knowledge of the individuals identified in Section 2.8 of the Parent Letter.

                 Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the Internal Revenue Service (the "IRS") or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                 Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in Section
2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

                 Section 2.11     Certain Agreements.  Except as set forth in
Section 2.11 of the Parent Letter, neither Parent nor any of its Subsidiaries is a party to any material oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement.

                 Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, (i) each Parent Plan complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                 (b) With respect to the Parent Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on Parent.

                 (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer
Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to
Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                 Section 2.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent.

                 Section 2.14 Labor Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

                 Section 2.15 Intellectual Property. (a) Except as set forth in Section 2.15 of the Parent Letter, Parent and its Subsidiaries have through ownership or licensing all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of the Parent and its Subsidiaries as currently conducted or planned to be conducted by the Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Except as set forth in Section
2.15 of the Parent Letter, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                 (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                 (c) Except as set forth in Section 2.15 of the Parent Letter, all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries, and which are material to the business of Parent and its Subsidiaries, taken as a whole, are to the Knowledge of Parent valid and subsisting. Section 2.15 of the Parent Letter contains a list as of the date hereof of (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing,
(ii) all United States and material foreign patents and patent applications and
(iii) all material registered United States and foreign copyrights and pending applications to register the same, in each case owned by Parent and its Subsidiaries.

                 Section 2.16 Opinion of Financial Advisor. Parent has received the written opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                 Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Parent Stockholder Meeting (as hereinafter defined) and entitled to vote on the Share Issuance is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                 Section 2.18 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                 Section 2.19 Brokers. No broker, investment banker or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent (as reflected in the agreement between Goldman, Sachs & Co. and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                 Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Parent and Sub as follows:

                 Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of the Company consists of 360,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on May 28, 1998, (i) 101,628,989 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 9,239,457 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan and 1996 Outside Directors Stock Option Plan (collectively, the "Company Stock Option Plans"). There are no shares issuable pursuant to the Company's Employee Stock Purchase Plan (the "Company Stock Purchase Plan").
The Company Stock Option Plans and the Company Stock Purchase Plan are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are issued or outstanding. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on May 28, 1998 in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except for (i) as set forth above, (ii) the Stock Option Agreement and (iii) rights to purchase one-one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Rights") pursuant to a Rights Agreement dated as of December 29, 1997 (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

                 (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each material Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended October 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.


                 (c) Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), sets forth a list of all Subsidiaries and Joint Ventures of the Company and the jurisdiction in which such Subsidiary or Joint Venture is organized. Section
3.2 of the Company Letter also sets forth the nature and extent of the ownership and voting interests held by the Company in each such Joint Venture. As of the date hereof, the Company has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture.

                 Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, approved the Stockholder Agreements and the Stock Option Agreement, resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option Agreement by Parent and the validity and binding effect of the Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC and the issuance of the shares of Company Common Stock pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

                 Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material

Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and NASDAQ, (vi) as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

                 Section 3.5 SEC Documents and Other Reports. The Company has timely filed all required documents with the SEC since February 7, 1997 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since October 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                 Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                 Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since October 31, 1997 (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) or, through the date hereof, entered into any material oral or written agreement or other transaction that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) through the date hereof, there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been (x) any granting by the Company or any of its Subsidiaries to any officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such officer and (E) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                 Section 3.8 Permits and Compliance. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of
(A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                 (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, as of the date hereof there is no contract or agreement that is or was required to be filed by the Company as a material contract pursuant to
Item 601 of Regulation S-K under the Securities Act.  Except as set forth in
Section 3.8 of the Company Letter, as of the date hereof neither the Company nor any of its Subsidiaries is a party to or bound by (i) any distribution, marketing or non-competition agreement or any other agreement or obligation which purports to materially limit the manner in which, or the localities in which, the Company or any of its Subsidiaries is entitled to conduct its business or (ii) any agreement evidencing, or guarantee relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $10,000,000. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in
Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.8 of the Company Letter.

                 Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with any examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (vii) no withholding is required under Section 1445 of the Code in connection with the Merger.

                 Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

                 Section 3.11     Certain Agreements.  Except as set forth in
Section 3.11 of the Company Letter, neither the

Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares under this Agreement or the Stock Option Agreement. Section
3.11 of the Company Letter sets forth (i) for each officer, director, employee or consultant who is a party to, or will receive benefits under, this Agreement or the Stock Option Agreement, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer or director of the Company and its Subsidiaries. Except to the extent set forth in Section 3.11 of the Company Letter, no "excess parachute payments" (as such term is defined in Section 280G(b) of the Code) will be payable as a result of the transactions contemplated by this Agreement to any employee of the Company or its Subsidiaries who is a "disqualified individual" under Section 280G of the Code.

                 Section 3.12     ERISA.  (a)  Each Company Plan is listed in
Section 3.12(a) of the Company Letter, true and complete copies of which have heretofore been delivered to Parent. Except as would not have a Material Adverse Effect on the Company, (i) each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan. Neither the Company nor any of its ERISA Affiliates (as defined in Section 2.12(c)) has withdrawn from any Company

Plan or Company Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. No action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                 (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                 (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer
Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and
(ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                 (d) Section 3.12(d) of the Company Letter contains a list, and the Company has heretofore provided to Parent a true and complete copy, of all (i) severance, employment and material consulting agreements with employees and consultants of the Company and each of its ERISA Affiliates and
(ii) severance programs and policies of the Company and each of its ERISA Affiliates with or relating to its employees. The Company has entered into a Proprietary Information Agreement with each of Steve W. Chaddick and Larry P. Huang (the "Noncompetition Agreements"), true and complete copies of which (including all amendments thereto) are attached to Section 3.12(d) of the Company Letter.

                 Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

                 Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or, except as set forth in Section 3.14 of the Company Letter, any labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the

Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

                 Section 3.15 Intellectual Property. (a) Except as set forth in Section 3.15 of the Company Letter, the Company and its Subsidiaries have through ownership or licensing all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.15 of the Company Letter, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                 (b) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.15 of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                 (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries, and which are material to the business of the Company and its Subsidiaries, taken as a whole, are to the Knowledge of the Company valid and subsisting. Section

3.15 of the Company Letter contains a list as of the date hereof of (i) all material registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all United States and material foreign patents and patent applications and (iii) all material registered United States and foreign copyrights and pending applications to register the same, in each case owned by the Company and its Subsidiaries. The statements set forth in Section 3.15(c) of the Company Letter are true and correct.

                 Section 3.16 Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company s stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                 Section 3.17 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

                 Section 3.18 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

                 Section 3.19 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                 Section 3.20 Brokers. No broker, investment banker or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Morgan Stanley & Co. Incorporated and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company.

                 Section 3.21 Rights Agreement. The Company has amended the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby, (ii) provide that Parent shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from the shares of Company Common Stock as a result of entering into this Agreement, the Stock Option Agreement, the Stockholder Agreements or consummating the transactions contemplated hereby or thereby and
(iii) provide that the Rights shall cease to be exercisable immediately prior to the Effective Time.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                 Section 4.1 Conduct of Business Pending the Merger. (a) Except as expressly permitted by clauses (i) through (xvii) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in
Section 4.1 of the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                 (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) amend the Rights Agreement;

                 (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than
         (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement and (C) the issuance of Company Stock Options to purchase up to 800,000 shares of Company Common Stock in the ordinary course of business consistent with past practice to newly hired employees who are not officers of the Company or any of its Subsidiaries (provided that no individual receives Company Stock Options to purchase in excess of 12,500 shares of Company Common Stock);

                 (iii) amend its charter or by-laws or other comparable charter or organizational documents;

                 (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business and not material to the Company and its Subsidiaries taken as a whole;

                 (v) sell, lease, license (as licensor of Intellectual Property Rights of the Company), mortgage, encumber or otherwise dispose any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business and not material to the Company and its Subsidiaries taken as a whole;

                 (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or cash management activities carried on in the ordinary course of business consistent with past practice;

                 (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company (other than as provided in Sections 4.1(a)(ii)(A), (B) and (C)) or any Subsidiary;

                 (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or employment or consulting agreement, except as required by applicable law and except for entering into any consulting agreements in the ordinary course of business consistent with past practice;

                 (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

                 (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                 (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                 (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                 (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                 (xiv) enter into, amend or terminate any noncompetition agreement or any agreement or contract pursuant to which any third party is granted marketing, distribution, material manufacturing or any exclusive rights with respect to any Company product, process or technology; amend the Noncompetition Agreements or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $10,000,000 or, in the aggregate, are in excess of $60,000,000 at any time prior to October 31, 1998 (or in excess of $80,000,000 at any time);

                 (xv) waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent Company SEC Documents filed prior to the date hereof, or incurred in the ordinary course of business consistent with past practice;

                 (xvi) initiate any litigation or arbitration proceeding or settle or compromise any material litigation or arbitration proceeding; or

                 (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

                 (i) declare, set aside, or pay any cash dividends on, or make any other cash distributions in respect of, any capital stock of Parent;

                 (ii)  amend the Parent Charter or the Parent Bylaws;

                 (iii) alter (through liquidation, reorganization or restructuring) the corporate structure of Parent; or

                 (iv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                 Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Parent from adopting a stockholder rights plan and issuing securities pursuant thereto or amending the Parent Charter to increase the number of shares authorized thereby or amending the Parent Bylaws to change the number of directors of Parent.

                 Section 4.2 No Solicitation. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to,
(i) solicit, initiate or
knowingly encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Company Stockholder Meeting, nothing contained in this Agreement (including, without limitation Section 4.1(a)) shall prevent the Company or its Board of Directors from (i) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal to the extent required by applicable law or
(ii) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity, if and only to the extent that, with respect to clause (ii) above, (w) such Takeover Proposal would, if consummated, result in a transaction that would, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its financial advisors, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its financial advisors, the person or entity making such Superior Proposal has the financial means to conclude such transaction, (x) the failure to take such action would in the reasonable good faith judgment of the Board of Directors of the Company, on the basis of the advice of the outside corporate counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreement (as defined below) and (z) the Company shall have fully complied with this Section
4.2. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to the Company's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement.

                 (b) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

                 Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                 Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take, or cause to be taken, all actions reasonably necessary in order for the Merger to be treated as a pooling of interests for accounting purposes.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                 Section 5.1 Stockholder Meetings. The Company and Parent will each, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the Share Issuance (in the case of Parent). The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Parent will, through its Board of Directors, recommend to its stockholders approval of the Share Issuance, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to the Company, such recommendation, except if in the reasonable good faith judgment of Parent's Board of Directors, on the basis of the advice of outside corporate counsel of Parent, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to Parent's stockholders under applicable law. Parent agrees to submit the Share Issuance to its stockholders for approval whether or not the Board of Directors of Parent determines at any time subsequent to the date hereof and in accordance with the preceding sentence that the Share Issuance is no longer advisable and recommends that the stockholders of Parent reject it. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if (i) the Company has complied with Section 4.2 and (ii) (A) in the reasonable good faith judgment of the Company's Board of Directors, on the basis of the advice of outside corporate counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law or
(B) (x) the Board of Directors of the Company, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of the Company), determines (1) to withdraw or modify such recommendation solely because Parent notifies the Company that it intends to enter into or has entered into a definitive written agreement to effect a Parent Acquisition Event (as defined herein) and (2) that, solely as a result of such Parent Acquisition Event, the Merger is no longer in the best interests of the Company and its stockholders and (y) the Board of Directors of the Company notifies Parent that it has resolved to withdraw or modify its recommendation in favor of the approval of this Agreement within five business days of the receipt of Parent's notice. In the event Parent subsequently notifies the Company that it has elected not to enter into such definitive written agreement to effect the Parent Acquisition Event, the Board of Directors of the Company shall rescind any resolution to withdraw or modify its recommendation in favor of approval of this Agreement. The Company agrees to submit the Merger Agreement to its stockholders for approval whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof and in accordance with the terms of this Section
5.1 that the Merger Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

                 Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

                 Section 5.3      Intentionally Omitted.

                 Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their respective Subsidiaries, as the case may be, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section
5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement, dated May 14, 1998 between Parent and the Company (the "Confidentiality Agreement").

                 Section 5.5      Compliance with the Securities Act.  (a)
Section 5.5(a) of the Company Letter contains a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145

Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.5(a) hereto (the "Company Affiliate Letter"), executed by each of such persons identified in the foregoing list. Prior to the Effective Time, the Company shall amend and supplement Section 5.5(a) of the Company Letter and use its reasonable best efforts to cause each additional person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter.

                 (b) Section 5.5(b) of the Parent Letter contains a list identifying those persons who may be, at the time of the Parent Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit 5.5(b) hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such persons identified in the foregoing list. Prior to the Effective Time, Parent shall amend and supplement Section 5.5(b) of the Parent Letter and use its reasonable best efforts to cause each additional person who is identified as an affiliate of Parent to execute the Parent Affiliate Letter.

                 Section 5.6 Current Nasdaq Quotation. Each of Parent and the Company shall use its reasonable best efforts to continue the quotation of the Parent Common Stock and the Company Common Stock, respectively, on NASDAQ during the term of this Agreement to the extent necessary so that appraisal rights will not be available to stockholders of the Company under Section 262 of the DGCL.

                 Section 5.7 Fees and Expenses. (a) Except as provided in this Section 5.7 and Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

                 (b) (i) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting, (B) by the Company or Parent pursuant to Section 7.1(g) or (C) by Parent pursuant to Section 7.1(h)(except, in the case of Section 7.1(h)(i), as provided in Section 5.7(d)), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.7(b)(i) in excess of $10,000,000 in the aggregate. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

                 (ii) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(f) and a Parent Takeover Proposal (as defined below) existed between the date hereof and the date of the Parent Stockholder Meeting or (B) by the Company pursuant to Section 7.1(i) (except in circumstances in which the event described in Section 7.1(i) causing such termination occurred solely as a result of a Material Adverse Effect on the Company (provided that, for purposes of this Section 5.7(b)(ii)(B), a Material Adverse Effect on the results of operations of the Company and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of the Company and its Subsidiaries taken as a whole) after the Board of Directors of Parent determined, in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of Parent, that the making of its recommendation to the stockholders of Parent in favor of the Share Issuance, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law in light of such Material Adverse Effect on the Company), then, in each case, Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) reimburse the Company upon demand for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that Parent shall not be obligated to make payments pursuant to this Section 5.7(b)(ii) in excess of $10,000,000 in the aggregate. As used herein, "Parent Takeover Proposal" means any proposal or offer, or any expression of interest, by any third party relating to Parent's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination, in each case pursuant to which Parent is acquired by a third party.

                 (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting and, concurrently with or within twelve months after any such termination a Third Party Acquisition Event (as defined below) occurs or the Company shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event, (ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g) or (iii) this Agreement is terminated by Parent pursuant to Section 7.1(h) (except, in the case of Section 7.1(h)(i), as provided in Section 5.7(d)), then, in each case, the Company shall (in addition to any obligation under Section 5.7(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee (the "Termination Fee") of $200,000,000 in
cash, such payment to be made promptly, but in no event later than, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clauses (ii) or (iii), such termination.

                 As used in this Agreement, a "Third Party Acquisition Event" involving the Company means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Parent or Sub, or any affiliate thereof ("Third Party"), acquires (or would acquire upon completion of such transaction or series of transactions) more than twenty percent (20%) of the equity securities or voting power of the Company or any of its Subsidiaries, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries pursuant to which any person other than Parent or Sub acquires ownership (or would acquire ownership upon consummation of such merger, consolidation, share exchange or other business combination) of more than twenty percent (20%) of the outstanding equity securities or voting power of the Company or any of its Subsidiaries or of the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of assets of the Company or any of its Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than twenty percent (20%) of the fair market value of all the consolidated assets of the Company immediately prior to such transaction or series of transactions, or (iv) any transaction or series of transactions pursuant to which any Third Party acquires (or would acquire upon completion of such transaction or series of transactions) control of the Board of Directors of the Company or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of the Company.

                 (d) No payment shall be required to be made by the Company pursuant to Section 5.7(b)(i)(C) or 5.7(c)(iii) (in each case, with respect to a termination of this Agreement pursuant to Section 7.1(h)(i)) if the following conditions are satisfied: (i) no Takeover Proposal existed between the date hereof and the date of the Company Stockholder Meeting; (ii) the event described in Section 7.1(h)(i) causing the termination of this Agreement occurred solely as a result of (A) the occurrence of a Material Adverse Effect on Parent (provided that, for purposes of this Section 5.7(d)(ii)(A), a Material Adverse Effect on the results of operations of Parent and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Parent and its Subsidiaries taken as a whole) or (B) Parent entering into a definitive written agreement pursuant to which (x) Parent acquires, or one of Parent's Subsidiaries merges with, another entity and (y) in consideration therefor Parent agrees to issue Parent Common Stock or other voting securities representing, in the aggregate, 20% or more of the then outstanding shares of Parent Common Stock and other Parent voting securities (a "Parent Acquisition Event"); (iii) prior to the occurrence of the event described in Section 7.1(h)(i) causing the termination of this Agreement (if resulting from such Material Adverse Effect on Parent as stated above), the Board of Directors of the Company determined in its reasonable good faith judgment, on the basis of the advice of outside corporate counsel of the Company, that the making of its recommendation to the stockholders of the Company in favor of approval of this Agreement, or the failure to withdraw or modify such recommendation, would violate its fiduciary duties under applicable law solely in light of the Material Adverse Effect on Parent; and (iv) prior to the occurrence of the event described in Section 7.1(h)(i) causing such termination (if resulting from Parent entering into a definitive written agreement to effect a Parent Acquisition Event as stated above), (A) the Board of Directors of the Company, after due deliberation and in the good faith exercise of its fiduciary duties under applicable law (as advised by outside corporate counsel of the Company), determined (1) to withdraw or modify such recommendation solely because Parent notified the Company that it intended to enter into or had entered into a definitive written agreement to effect a Parent Acquisition Event and (2) that, solely as a result of such Parent Acquisition Event, the Merger was no longer in the best interests of the Company and its stockholders and (B) the Board of Directors of the Company notified Parent that it had resolved to withdraw or modify its recommendation in favor of the approval of this Agreement within five business days of the receipt of Parent's notice.

                 Section 5.8 Company Stock Plans. (a) Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Option Plans shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by
(ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the judgment of Parent such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.8, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. The Company shall take all necessary action to implement the provisions of this Section 5.8. As soon as reasonably practicable, and in no event later than twenty days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Stock subject to such Substitute Options, or shall cause such Substitute Options to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form.

                 (b) The Company shall cause the Company Stock Purchase Plan and all rights thereunder to terminate, with the effect of such termination being that no offering period and no purchase period shall commence under such plan.

                 Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) each of Parent and the Company agreeing to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

                 (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                 (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, and Parent shall not, without the Company's prior written consent, commit to any divestiture transaction, and neither Parent or any of its Affiliates nor the Company or any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or that otherwise would have a Material Adverse Effect on Parent or the Company.

                 (d) Nothing contained in this Agreement, including without limitation this Section 5.9, shall limit or restrict Parent's ability to enter into any Parent Takeover Proposal, any Parent Acquisition Event or any other business combination or Parent's activities in connection with any of the foregoing; provided, however, that this Section 5.9(d) shall not affect the right of the Board of Directors of the Company to withdraw or modify its recommendation to the stockholders of the Company in favor of approval of this Agreement in accordance with the terms of Section 5.1.

                 Section 5.10 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of NASDAQ.

                 Section 5.11 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

                 Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Stock Option Agreement, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

                 Section 5.13 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company for acts or omissions occurring at or prior to the Effective Time pursuant to the Company Charter, the Company Bylaws and the indemnification agreements in the form filed as an exhibit to the Company SEC Documents which were entered into prior to the date hereof between the Company and persons identified in Section 5.13 of the Company Letter. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of $1,425,000, but shall, in such event, maintain all coverage that can be purchased for such amount. The Company represents and warrants to Parent that a true and complete copy of the Company's existing insurance and indemnification policy has been provided to Parent.

                 Section 5.14 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section
5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 Section 5.15 Employee Benefit Plans and Agreements. (a) Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

                 (b) Subject to this Section 5.15(b), Parent agrees that all employees of the Company and its Subsidiaries who are covered under any of the Company Plans immediately prior to the Effective Time shall continue to be covered under such Company Plans after the Effective Time other than the Company Stock Purchase Plan and the Company Stock Option Plans.
Notwithstanding the foregoing, Parent may terminate all of the Company Plans provided that: (1) each Company employee and each employee of the Company's Subsidiaries is provided coverage under the Parent Plans on the same terms and conditions as similarly situated Parent employees; (2) Parent causes each Parent Plan covering employees of the Company or its Subsidiaries to recognize prior service of such employees with the Company and its Subsidiaries as service with Parent and its Subsidiaries (i) for purposes of any waiting period and eligibility requirements under any Parent Plan that is not a "pension plan" (as defined in Section 3(2) of ERISA), and (ii) for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) under any Parent Plan that is a "pension plan" (as defined in
Section 3(2) of ERISA); (3) Parent causes coverage to be immediately available for employees of the Company and its Subsidiaries under the comparable Parent Plan, if any, at the time coverage ceases under any Company Plan sought to be terminated; and (4) to the extent Parent elects to terminate any Company Plan, it will terminate the other Company Plans in accordance herewith as soon as practicable after the termination of such Company Plan. Notwithstanding the foregoing, nothing herein shall require Parent to offer benefits under the Parent Plans comparable to those offered under the Company Plans.

                 (c) After the Effective Time, Parent shall cause employees of the Company to be eligible to participate in stock purchase plans maintained by Parent from time to time and to receive grants of options to purchase Parent Common Stock under the stock option plans maintained by Parent from time to time, in each case in accordance with the terms of such plans.

                 Section 5.16 Rights Agreement. Without the prior written consent of Parent, the Company shall not redeem the Rights issued under the Rights Agreement or terminate the Rights Agreement prior to the Effective Time unless required to do so by a court of competent jurisdiction.

                 Section 5.17 Directorships. Promptly following the Effective Time, Parent's Board of Directors shall elect Patrick H. Nettles, Jon
W. Bayless, Stephen Bradley and Billy B. Oliver to be directors of Parent so that immediately thereafter, the Board of Directors of Parent shall consist of twelve directors.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                 Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and the Company Bylaws, and the Share Issuance shall have been approved by the requisite vote of the stockholders of Parent in accordance with applicable rules of NASDAQ, applicable law and the Parent Charter and the Parent Bylaws.

                 (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on NASDAQ, subject to official notice of issuance.

                 (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

                 (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or Blue Sky authorizations (including State Takeover Approvals) shall have been received.

                 (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                 Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                 (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (b) Tax Opinion. The Company shall have received an opinion of Hogan & Hartson L.L.P., in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                 (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                 (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                 (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                 (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                 (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                 (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share

         (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Hogan & Hartson L.L.P. may rely upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                 (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any events, changes or developments that, individually or in the aggregate, would have a Material Adverse Effect on Parent; provided, that, for purposes of this Section 6.2(c), a Material Adverse Effect on the results of operations of Parent shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of Parent and its Subsidiaries taken as a whole. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (d) Consents. Parent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement by which Parent or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                 (e) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, the Stock Option Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.

                 Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                 (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                 (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                 (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                 (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                 (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                 (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder s holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                 (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder s basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                 (c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any events, changes or developments that, individually or in the aggregate, would have (i) a Material Adverse Effect on the Company; provided, that, for purposes of this Section 6.3(c), a Material Adverse Effect on the results of operations of the Company and its Subsidiaries shall only be deemed to be such to the extent it relates to the long-term prospects of the results of operations of the Company and its Subsidiaries taken as a whole. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                 (d) Accounting. Parent shall have received an opinion of Ernst & Young LLP (or any successor thereto), in form and substance reasonably satisfactory to Parent, that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement (which opinion shall be based, as to the financial statements of the Company, on a customary "pooling" letter of Price Waterhouse LLP); and

                 (e) Consents. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (f) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, the Stock Option Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.

                 (g) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                 Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                 (a)      by mutual written consent of Parent and the Company;

                 (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

                 (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

                 (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                 (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 4.2, 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Company Stockholder Meeting;

                 (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if Parent has not complied with its obligations under Sections 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the vote in favor of the Share Issuance to be obtained at the Parent Stockholder Meeting;

                 (g) by Parent or the Company if (i) the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal and (ii) the Board of Directors of the Company determines in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of the Company, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company s intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby, as so modified, may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such five business day period (i) the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal, (ii) the Board of Directors of the Company continues to reach a determination in its reasonable good faith judgment, on the basis of the advice of the outside corporate counsel of the Company, that the failure to accept such Superior Proposal would violate its fiduciary duties to its stockholders under applicable law and (iii) prior to such termination the Company pays to Parent the amounts specified under Sections 5.7(a), (b) and
(c); and provided, further, that this Agreement shall not terminate pursuant to this Section 7.1(g) unless simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

                 (h) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

                 (i) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Share Issuance or declaration that the Share Issuance is advisable and fair to and in the best interest of Parent and its stockholders, or shall have resolved to do so.

                 The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                 Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in
Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                 Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                 Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Parent or Sub, to

                                  Tellabs, Inc.
                                  4951 Indiana Avenue
                                  Lisle, Illinois 60532
                                  Attention: General Counsel
                                  Facsimile No.: (630) 512-7293
                          with a copy to:

                                  Sidley & Austin
                                  One First National Plaza
                                  Chicago, Illinois  60603
                                  Attention:  Thomas A. Cole, Esq.
                                              Imad I. Qasim, Esq.
                                  Facsimile No.:  (312) 853-7036

                 (b)      if to the Company, to

                                  CIENA Corporation
                                  1201 Winterson Road
                                  Linthicum, Maryland  21090
                                  Attention:  General Counsel
                                  Facsimile No.:  (410) 865-8900
                          with a copy to:

                                  Hogan & Hartson L.L.P.
                                  111 S. Calvert Street
                                  Baltimore, Maryland  21202
                                  Attention:  Michael J. Silver, Esq.
                                  Facsimile No.: (410) 539-6981

                 Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except for the Stock Option Agreement and as provided in the last sentence of Section 5.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                 Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

                 Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                 Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                 IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                           TELLABS, INC.


                           By:      /s/ Michael J. Birck
                                   --------------------------
                                   Michael J. Birck
                                   President and Chief Executive
                                     Officer



                           WHITE OAK MERGER CORP.




                           By:       /s/ Michael J. Birck
                                   ---------------------------
                                   Michael J. Birck
                                   President



                           CIENA CORPORATION




                           By:       /s/ Patrick H. Nettles
                                   ---------------------------
                                   Patrick H. Nettles
                                   President and Chief Executive
                                     Officer

                                                                  EXHIBIT 5.5(a)


             FORM OF AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY



Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois  60532

Ladies and Gentlemen:

                 I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of CIENA Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Tellabs, Inc., a Delaware corporation ("Parent"), White Oak Merger Corp., a Delaware corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                 As a result of the Merger, I will receive shares of Common Stock, no par value, of Parent (the "Parent Shares") in exchange for shares of common stock, par value $.01 per share, of the Company (the "Company Shares") owned by me or purchasable upon exercise of stock options.

         1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

                 A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

                 B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

                 C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other disposition by me of the Parent Shares will not have been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,
(ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 E. I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND TELLABS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TELLABS, INC."

                 F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule

145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                 G. I further represent to, and covenant with, Parent that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Company Shares or shares of the capital stock of Parent that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Parent Shares received by me in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Notwithstanding the foregoing provisions of this paragraph 1(G), but subject to the other provisions of this letter, I understand that during the aforementioned period, subject to providing written notice to and obtaining the consent of Parent, which consent shall not be unreasonably withheld, I will not be prohibited from de minimis dispositions and charitable contributions or bona fide gifts of the Parent Shares which, in each case, will not disqualify the accounting for the Merger as a pooling of interests.

                 H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         2. By Parent s acceptance of this letter, Parent hereby agrees with me that certificates with the legends set forth in paragraphs 1(E) and (F) above will be substituted by delivery of certificates without such legend if
(i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) the Parent has received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                   Very truly yours,



     ------------------------------
                                   Name:


Agreed and accepted this          day
                         --------
of [                  ], 1998, by
    ------------------

TELLABS, INC.


By
   ---------------------------------
   Name:
   Title:

                                                                  EXHIBIT 5.5(b)

               FORM OF AFFILIATE LETTER FOR AFFILIATES OF PARENT


Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois  60532

Ladies and Gentlemen:

                 I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Tellabs, Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission ("Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of June 2, 1998 (the "Merger Agreement") among Parent, White Oak Merger Corp., a Delaware corporation ("Sub"), and CIENA Corporation, a Delaware corporation (the "Company"), Sub will be merged with and into the Company (the "Merger").

                 I represent to, and covenant with, Parent that I will not, during the period beginning 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk with respect to any shares of the capital stock of Parent ("Parent Stock") or the Company that I may hold. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to and obtaining the consent of Parent, which consent shall not be unreasonably withheld, I will not be prohibited from de minimis dispositions and charitable contributions or bona fide gifts of the Parent Stock which, in each case, will not disqualify the accounting for the Merger as a pooling of interests.

                 Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                     Very truly yours,



       ------------------------------
                 Name:
Accepted this           day of
              ---------
[               ], 1998, by
 ---------------

TELLABS, INC.

By
   ---------------------------
   Name: